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                                                                   Exhibit 99.04


                   PHARMA SERVICES INTERMEDIATE HOLDING CORP.

                          EXCHANGE OFFER IN RESPECT OF

                     11 1/2% SENIOR DISCOUNT NOTES DUE 2014,
     WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                           FOR ANY AND ALL OUTSTANDING
                     11 1/2% SENIOR DISCOUNT NOTES DUE 2014,
   WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

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To Registered Holders:

      We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Pharma Services Intermediate Holding Corp. (the "Company") to exchange $219,000,000 aggregate principal amount at maturity of 11 1/2% Senior Discount Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the outstanding unregistered $219,000,000 aggregate principal amount at maturity of 11 1/2% Senior Discount Notes due 2014 (the "private notes") issued on March 18, 2004, upon the terms and subject to the conditions set forth in the Prospectus dated ___________, 2005 (the "Prospectus") and the related Letter of Transmittal.

      Enclosed herewith are copies of the following documents:

                  1.    Prospectus dated ___________, 2005;

                  2. Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification;

                  3.    Instruction to Registered Holder from Beneficial Owner;

                  4.    Notice of Guaranteed Delivery; and

                  5. Letter to Clients which may be sent to your clients for whose account you hold private notes in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client's instruction with regard to the Exchange Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2005 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

      The Exchange Offer is not conditioned upon any minimum number of private notes being tendered.

      Pursuant to the Letter of Transmittal, each holder of private notes (a "Holder") will represent to the Company that:

      - the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

      - neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the private notes or exchange notes;

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      -     neither the Holder nor any other recipient is an "affiliate" of the
            Company within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

      - if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes;

      - if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive exchange notes for its own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer; and

      - the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

      By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

      The enclosed Instruction to Registered Holders from Beneficial Owner contains an authorization by the beneficial owners of the private notes for you to make the foregoing representations.

      The Company will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agents for the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of private notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus under the caption "The Exchange Offer -- Fees and Expenses."

      Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, Wells Fargo Bank, National Association, in the manner set forth below.

                              EXCHANGE AGENT:

By Registered and Certified Mail   By Overnight Courier or Regular Mail       By Hand Delivery
     Wells Fargo Bank , N.A.              Wells Fargo Bank, N.A.           Wells Fargo Bank, N.A.
   Corporate Trust Operations           Corporate Trust Operations        Corporate Trust Services
          MAC N9303-121                        MAC N9303-121                608 2nd Avenue South
          P.O. Box 1517                   6th & Marquette Avenue          Northstar East Building -
                                                                                  12th Floor
      Minneapolis, MN 55480                Minneapolis, MN 55479            Minneapolis, MN 55402
        Attention: Reorg.                    Attention: Reorg.                Attention: Reorg.

                                                   or
                                        Facsimile: (612) 667-4927
                                        Telephone: (612) 667-9764

                                      Very truly yours,

                                      PHARMA SERVICES INTERMEDIATE HOLDING CORP.

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR
ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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